EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

     We consent to the incorporation by reference in Registration Statements Nos. 333-02245, 333-42010, 333-50809, 333-86846, 33-17530, 33-28118 and 33-78102 on Form S-8 and Registration Statement Nos. 333-105918, 333-88122, 333-82080 and 333-125784 on Form S-3 of our report dated January 11, 2006 relating to the financial statement and financial statement schedules of Photronics, Inc. and management's report on the effectiveness of internal control over financial reporting appearing in this Annual Report on Form 10-K of Photronics, Inc. for the year ended October 30, 2005.

/s/ Deloitte & Touche LLP Hartford, Connecticut January 11, 2006